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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



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                                    FORM 8-K



                                CURRENT REPORT,
                       PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934



        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): MARCH 17, 1999



                         COMPREHENSIVE CARE CORPORATION
               (Exact Name of Registrant as Specified in Charter)




           DELAWARE                     0-5751                  95-2594724
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(State or Other Jurisdiction    (Commission File Number)     (I.R.S. Employer
      of Incorporation)                                     Identification No.)


          4200 WEST CYPRESS STREET, STE 300
                    TAMPA, FLORIDA                                 33607
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        (Address of Principal Executive Offices)                 (Zip Code)



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       Registrant's telephone number, including area code: (813) 876-5036



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ITEM 5.  OTHER EVENTS.

         On March 17, 1999, the Company received notification from Humana Health Plans of Puerto Rico, Inc. that the Company would not be selected to be the provider of behavioral care services for Humana in the event that Humana's contract with the Commonwealth of Puerto Rico is renewed. The Company's subsidiaries, Comprehensive Behavioral Care, Inc. and Comprehensive Health Associates, Inc., have been the providers of behavioral care services under Humana's current contract with the Commonwealth, which expires on April 30, 1999. During the current fiscal year, Puerto Rico operations have accounted for approximately 47% of the Company's operating revenue.

         The Company has submitted a bid to provide behavioral care services to one of the healthcare companies that may bid for the aforementioned Commonwealth of Puerto Rico insurance contract. There can be no assurance that the Company or any of its subsidiaries will be selected as a provider by the other healthcare company or that, if the Company is chosen, the healthcare company will be the successful bidder for the new contract with the Commonwealth.





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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.


                                         COMPREHENSIVE CARE CORPORATION


                                         By: /s/ Robert J. Landis
                                            -----------------------------------
                                                 Robert J. Landis
                                                 Executive Vice President and
                                                 Chief Financial Officer


Date: March 18, 1999










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